Exhibit 10.2

NON-EMPLOYEE DIRECTORS’

NON-QUALIFIED STOCK OPTION AGREEMENT

BB&T CORPORATION

THIS STOCK OPTION AGREEMENT made this thirty-first day of «Date», by and between BB&T Corporation, a North Carolina corporation, (“BB&T”) for itself and its subsidiaries and «FirstName» «MI» «LastName» a Non-Employee Director of BB&T (“Participant”).

BB&T desires to carry out the purposes of the Non-employee Directors’ Stock Option Plan adopted by the BB&T Board of Directors on December 19, 1991 and amended and restated as of October 22, 1996 and January 1, 1997, and approved by its shareholders thereafter (the “Plan”), by affording the Participant an opportunity to purchase its common stock, $5.00 par value per share (“BB&T Common Stock” or the “Shares”) as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Grant of Option

BB&T hereby grants to the Participant the right and option (the “Option”) to purchase all or any part of an aggregate of «Shares» shares of BB&T Common Stock, (such number being subject to adjustment as provided in paragraph 5 hereof), on the terms and conditions herein set forth. This Option grant is made pursuant to the terms and provisions of the Plan and consistent with the election(s) made by the Participant required by paragraph 4.4 of the Plan, dealing with Participant’s election to receive all or a portion of Participant’s Retainer Fee and Meeting Fees (as defined in the Plan) in the form of Options.

This Option shall entitle the Participant to purchase BB&T Common Stock from its authorized, unissued and registered share reserve, such Shares being the subject of an effective registration statement filed by BB&T pursuant to the Securities Act of 1933 as amended.

2. Purchase Price

(a)

The purchase price of the BB&T Common Stock covered by the Option shall be equal to the market value of such Shares on the date that this Option is granted, such market value to be determined by, and in accordance with the Plan. With respect to this Option, BB&T, through its

Compensation Committee, has established the purchase price of the BB&T Common Stock covered by this Option to be $ dollars per share in accordance with paragraph 4.5 of the plan.

(b)	The purchase price of the Shares as to which the Option may be exercised shall be paid in full in cash, check or by the Participant’s transfer to the order of BB&T, of a sufficient number of shares of BB&T Common Stock then owned by the Participant and which are registered in the name of the Participant immediately prior to such transfer and have been so registered for no less than six (6) months prior to such transfer, which total shares equal the amount of the purchase price as determined by the value of such BB&T Common Stock reported at the close of trading in such stock on the New York Stock Exchange (“NYSE”) as of the date that the purchase price is paid to BB&T by the Participant or, a combination of both cash and BB&T Common Stock as described above. In the event that a payment of the Option purchase price is made either in whole or part, on a date wherein BB&T’s Common Stock has no reported closing price on the NYSE, the next preceding reported closing price of BB&T Common Stock on such exchange shall be used to determine the value of shares to be used towards such payment.

(c)	The Participant shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more stock certificates for such Shares shall have been delivered to him upon the due exercise of the Option.

3.	Term of Option

(a)	The terms of the Option shall be for a period of ten (10) years from the date hereof subject to earlier termination as provided in paragraphs 4.1 and 4.5 of the plan. The Option may be exercised at any time or from time to time as to any part or all of the Shares covered hereby; provided however, no Shares may be purchased under the provisions of this Option Agreement until the date which is six (6) months from the date of grant and, provided further, that the Option may not be exercised as to less than 100 Shares at any one time, or as to the remaining Shares then purchasable under the Option if less than 100 shares, except to close out Participant’s interest in the Plan.

4.	Transferability

The Option shall not be transferable other than upon death, through a will or the laws of descent and distribution, except as may be permitted by the Committee in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Except as otherwise permitted by the preceding sentence, during the lifetime of the Participant, the Option may be exercised only by him or by the Participant’s legal representative in the event that the Participant becomes legally disabled as defined in the Plan. The Participant may designate a beneficiary to exercise the Option, upon his death, provided that the designation is in accordance with Committee procedures. Except as specifically hereinabove authorized in this Section 4, the Option may not be assigned, transferred, pledged or hypothecated in any way; it shall not be assignable by the operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. The designation of a beneficiary in accordance with Section 4.7 of the Plan does not constitute a transfer.

5.	Adjustments in Capital Structure

Subject to any required action by the shareholders of BB&T and the provisions of the North Carolina Business Corporation Act, the number of Shares of BB&T Common Stock subject to this Option, as well as the purchase price of any Shares not yet purchased by Participant, shall be proportionately adjusted for (a) a division, combination or reclassification of the BB&T Common stock, or (b) a dividend payable in Shares of Common Stock of BB&T.

6.	Method of Exercising Option

(a)	Subject to the terms and conditions of this Option Agreement, the Option granted herein may be exercised by written notice to BB&T’s Human Systems Executive Compensation Department, P.O. Box 1215, Winston-Salem, NC 27102-1215, or at such other location designated by BB&T on a form substantially similar to the form attached hereto as Exhibit A (the “Notice”). Such Notice shall state the election to exercise the Option, the number in respect of which it is being exercised and shall be signed by the person so exercising the Option.

(b)	Such Notice shall be accompanied by payment of the full purchase price for the shares, in which event BB&T shall deliver or cause to have delivered a certificate or certificates representing such Shares as soon as practicable after the Notice shall be received.

(c)	Payment of such purchase price shall be made in accordance with paragraph 2(b) of this Option.

(d)	The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option; or if the Option shall be exercised by the Participant and the Participant shall so request in the Notice exercising the Option, shall be registered in the name of the Participant and another person jointly, or with a right of survivorship; and shall be delivered as provided above to or upon the written order of the person exercising the Option.

(e)	In the event that the Option shall be exercised pursuant to this paragraph 6 by any person other than the Participant, such Notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise as provided herein shall be fully paid and non-assessable, and registered under the Securities Act of 1933, as amended, as well as applicable state securities laws unless exempt from such registration.

7.	Change of Corporate Control

In the event that there is a change of control of BB&T within the meaning of the Securities Act of 1933, as amended, subsequent to the date hereof, this Option shall immediately be exercisable in full. Provided, however, the Participant shall continue to remain subject to the provisions of §§16(a) and 16(b) (the Short Swing Profit rules) under the Securities Exchange Act of 1934, as amended.

8.	General

(a)	BB&T shall, at all times during the term of the Option, reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option, and shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares pursuant thereto and all other fees and expenses necessarily incurred by BB&T in connection therewith.

(b)	This Option is not intended by the parties to qualify as an incentive stock option within the meaning of §422 of the Internal Revenue Code of 1986, as amended, and the parties shall not construe it as such.

(c)	Upon its expiration, the Option shall have no further force of effect and Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior exercise of the Option.

9.	Resale and Transfer Restrictions

(a)	The Participant shall not resell any BB&T Common Stock purchased by the exercise of this Option except in compliance with all applicable state and federal securities laws and regulations.

(b)	In the event that the Participant is deemed to be an affiliate of BB&T, as defined in Rule 405 promulgated under the Securities Act of 1933, any resale or transfer of the Shares of BB&T Common Stock acquired pursuant to this Option shall, under existing law, require either (i) the further registration under the Securities Act of 1933 of the shares of BB&T Common Stock to be transferred, (ii) compliance with Rule 144 promulgated under the Securities Act of 1933 or, (iii) the availability of another exemption from registration.

(c)	Participant acknowledges that the stock certificate or certificates to be delivered to him upon the exercise of this Option shall reflect these limitations in the form of stock transfer restrictions.

10.	Tax Consequences

Participant has not relied on BB&T with respect to any tax consequences related to the grant or exercise of the Option or the disposition of Shares purchased pursuant to its exercise. Participant acknowledges that, as a result of the exercise of the Option, Participant may incur a substantial tax liability. Participant assumes full responsibility for all such consequences and for the filing of all tax returns and elections Participant may be required or find desirable to file in connection herewith. In the event any valuation of the Option or Shares purchased pursuant to its exercise must be made under federal or state tax laws and such valuation affects any return or election of BB&T, Participant agrees that BB&T may determine such value and that Participant will observe any determination so made by BB&T in all returns and elections filed by Participant. In the event that BB&T or its subsidiaries are required by applicable law to collect any withholding, payroll or similar taxes by reason of the exercise of the Option, Participant agrees that BB&T or its subsidiaries may withhold such taxes from any monetary amounts otherwise payable by BB&T or its subsidiaries to the Participant and that, if such amounts are insufficient to cover the taxes required to be collected, Participant will pay to BB&T or its subsidiaries such additional amounts as are required.

11.	Notices

Any and all notices under this Option shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of BB&T to its Plan Administrator, to the attention of Human Resources Department, P.O. Box 1215, Winston Salem, NC 27102-1215, and in the case of Participant, to the Participant’s address as shown on BB&T records.

12.	Governing Law

This agreement is drawn pursuant to and shall be construed and enforced in accordance with the state of North Carolina.

13.	Modifications

No change or modification of this Option shall be valid unless the same is in writing and signed by the parties hereto, their respective agents and/or beneficiaries.

14.	Terms and Conditions of Plan

The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Option Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option and any term or provision of the Plan, such term or provision of the Plan shall control.

IN WITNESS WHEREOF, BB&T has caused this Agreement to be signed by a duly authorized officer and the participant has affixed his signature hereto.

BB&T CORPORATION

By:
Chairman and CEO

PARTICIPANT: